Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated May 24, 2021, relating to the financial statements of D8 Holdings Corp., which is incorporated by reference. We also consent the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 15, 2021